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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (i) Form S-8 No. 333-78221 pertaining to the LifePoint Hospitals, Inc. Retirement Plan; (ii) Form S-8 No. 333-78187 pertaining to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan; and (iii) Form S-8 No. 333-78185 pertaining to the LifePoint Hospitals, Inc. Management Stock Purchase Plan and LifePoint Hospitals, Inc. Outside Director's Stock and Incentive Compensation Plan of our reports dated (i) January 31, 2000, with respect to the consolidated financial statements of LifePoint Hospitals, Inc.; (ii) January 31, 2000, with respect to the consolidated financial statements of LifePoint Hospitals Holdings, Inc.; and
(iii) March 2, 2000, with respect to the financial statements of Dodge City Healthcare Group, L.P. included in the LifePoint Hospitals, Inc. Annual Report (Form 10-K) for the year ended December 31, 1999.


                                             /s/ Ernst & Young LLP

Nashville, Tennessee
March 28, 2000